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                      CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the following with respect to Post-Effective Amendment No. 5 pursuant to the Securities Act of 1933, as amended, to the Registration Statement on Form N-1A of Warburg, Pincus Institutional Fund, Inc. (File No. 33-47880):

          1. The inclusion of our report dated August 11, 1995 on our audit of the Statement of Assets and Liabilities of Warburg, Pincus Institutional Fund, Inc. - Small Company Growth Portfolio as of August 8, 1995.

          2. The inclusion of our report dated February 14, 1995 on our audit of the Statement of Assets and Liabilities of Warburg, Pincus Institutional Fund, Inc. - Global Fixed Income Portfolio.

          3. The inclusion of our report dated December 12, 1994 on our audit of the financial statements and financial highlights of Warburg, Pincus Institutional Fund, Inc. - International Equity Portfolio.

          4. The reference to our Firm under the captions "Financial Highlights" and "Auditors and Counsel" in this filing.


/s/ Coopers & Lybrand L.L.P.
COOPERS & LYBRAND L.L.P.



2400 Eleven Penn Center
Philadelphia, Pennsylvania
October 31, 1995